AUTHORIZATION


     The undersigned, Russell J. Hoffman hereby authorizes Marcia Kendrick to execute any Form 3, Form 4, or Form 5 to be filed with the Securities and Exchange Commission with respect to Seitel, Inc. for a period of one year from the date hereof.


Date:  April 27, 1998



                                                  /s/ Russell J. Hoffman
                                                  ------------------------------
                                                  Russell J. Hoffman